Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

SPERO THERAPEUTICS, INC.

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Spero Therapeutics, Inc. (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus supplement (and the accompanying prospectus) dated February 11, 2020 (the “Prospectus”), hereby certifies to Computershare Trust Company, N.A., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the subscription right (as described in the Prospectus):

	Number of Shares of Common Stock Owned (or issuable upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock) on the Record Date	Rights Exercised Pursuant to Subscription Right

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Note: Any holder that, following exercise of such holder’s subscription right, would be or become a holder of greater than 9.99% of the outstanding number of shares of the Common Stock may elect to instead purchase non-voting Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), at a purchase price of $9,000 per share, and any such holder so electing would have a right to purchase one one-thousandth of a share of Series C Preferred Stock for each share of Common Stock it had a right to purchase in the Rights Offering.

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

[NAME OF NOMINEE]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)

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